COMMON STOCK PURCHASE AGREEMENT


       THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 8th day of April, 1996, between Cyberonics, Inc., a Delaware corporation ("CYBX"), and St. Jude Medical, Inc., a Minnesota corporation ("St. Jude").

       A. Concurrent with the execution hereof, the parties have executed and delivered an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of CYBX by St. Jude under the terms and conditions set forth therein and a Stockholders' Agreement providing for certain rights and obligations of the parties with respect to CYBX Common Stock (the "Stockholders' Agreement");

       B. In further consideration of CYBX's agreement to enter into and perform the Merger Agreement, St. Jude has agreed to purchase and CYBX has agreed to sell shares of CYBX Common Stock as set forth in this Agreement;

       NOW, THEREFORE, The parties hereby agree as follows:


                                    SECTION 1

                              Sale of Common Stock

       1.1 Sale of Common Stock. Subject to the terms and conditions hereof, CYBX will issue and sell to St. Jude, and St. Jude will purchase from CYBX, at the Closing as defined below, 2,181,818 shares (the "Shares") of Common Stock, $0.01 par value of CYBX (the "Common Stock") at a purchase price of $ 5.50 per share (subject to adjustment for stock splits or the like), for a total purchase price of $11,999,999.

       1.2 Closing Date. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of counsel to St. Jude at 10:00 a.m. on that date which is two business days following the satisfaction of the conditions set forth in Sections 3 and 4 hereof, or at such other time and place upon which CYBX and St. Jude shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

       1.3 Delivery. At the Closing, CYBX will deliver to St. Jude a certificate or certificates representing the Shares purchased by St. Jude, against payment of the purchase price therefor, by wire transfer or certified or cashier's check drawn on a United States bank.

       1.4 Legends. The certificate or certificates for the Shares shall be subject to legends (i) restricting transfer under the Securities Act of 1933, as amended (the "Securities Act") and (ii) referring to the rights of first refusal and other matters, each as set forth in the Stockholders' Agreement.


                                    SECTION 2

                         Representations and Warranties.

       2.1 Representations and Warranties of CYBX. CYBX hereby represents and warrants to St. Jude as follows:

           (a) Representations in Merger Agreement. The representations and warranties of CYBX set forth in the Merger Agreement, as modified by CYBX's Disclosure Schedule thereto, are true and correct in all material respects.

           (b) Corporate Authorization. CYBX has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Stockholders' Agreement.

           (c) Non-Contravention. Subject to obtaining any consent under the Hart-ScottRodino Antitrust Improvements Act of 1976 (the "HSR Act"), the execution and delivery by CYBX of this Agreement and the Stockholders' Agreement does not, and the performance and consummation by CYBX of the transactions contemplated thereby will not, result in any conflict with, breach or violation of, or default under the terms of (i) the Certificate of Incorporation or Bylaws of CYBX; (ii) any material agreement, lease or other instrument to which CYBX is a party or by which any of its assets is subject; (iii) any provision of applicable law or regulation; or (iv) any judgment, injunction, order, decree, administrative interpretation, or other instrument binding upon CYBX.

           (d) Shares. The Shares to be issued to St. Jude hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable and issued in compliance with all applicable securities laws.

           (e) St. Jude Not an "Interested Stockholder". CYBX has taken all action to approve the issuance of the Shares under Section 203 of the Delaware General Corporation Law such that St. Jude is not and shall not be deemed an "interested stockholder" as a result of the transactions contemplated by this Agreement.

       2.2 Representations and Warranties of St. Jude. St. Jude hereby represents and warrants to CYBX as follows:

           (a) Representations in Merger Agreement. The representations and warranties of St. Jude set forth in the Merger Agreement, as modified by St. Jude's Disclosure Schedule thereto, are true and correct in all material respects.

           (b) Experience. It has sufficient knowledge and experience in investments of this type that it is capable of understanding and evaluating the merits and risks of this investment and the ability to bear a complete loss of its investment.

           (c) Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under the Securities Act in reliance on specific exemptions from the registration provisions thereunder which depend upon, among other things, the bona fide nature of the investment intent as expressed herein.

           (d) Rule 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the securities, the availability of certain current public information about CYBX, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being made through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. It is further aware that Rule 144(k) permits persons who have not been affiliates (as defined in Rule 144(a)) of CYBX for at least three months and who have beneficially owned their shares for at least three years after full payment for such shares, to sell such shares without regard to the current public information, manner of sale and volume limitations described above.


                                    SECTION 3

                      Conditions to Obligations of St. Jude

       St. Jude's obligation to purchase the Shares at the Closing is, at the option of St. Jude (which may waive any such conditions) subject to the fulfillment of the following conditions:

       3.1 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or by the Merger Agreement.

       3.2 HSR Act. Both St. Jude and CYBX shall have filed such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act with respect to the transactions contemplated by this Agreement and the applicable waiting periods under such HSR Act shall have expired or earlier been terminated without notice from such governmental agencies that additional inquiries are being made.

       3.3 No Law Prohibiting or Restricting Transactions. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated by this Agreement or consummation of the Merger, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares.

       3.4 CYBX Stockholder Approval. The Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of CYBX's outstanding common stock.

       3.5 Representations and Warranties. The representations and warranties of CYBX set forth in Section 2.1(b) through (e) of this Agreement and Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of the Merger Agreement shall be true and correct on the Closing Date as if then made.

       3.6 Compliance by CYBX. CYBX shall not be in material breach of Section
5.1 of the Merger Agreement.


                                    SECTION 4

                        Conditions to Obligations of CYBX

       CYBX's obligation to sell and issue the Shares at the Closing is, at the option of CYBX (which may waive any such conditions), subject to the fulfillment of the following conditions:

       4.1 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or by the Merger Agreement.

       4.2 HSR Act. Both St. Jude and CYBX shall have filed such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act with respect to the transactions contemplated by this Agreement and the applicable waiting periods under such HSR Act shall have expired or earlier been terminated without notice from such governmental agencies that additional inquiries are being made.

       4.3 No Law Prohibiting or Restricting Transactions. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated by this Agreement or consummation of the Merger, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares.

       4.4 CYBX Stockholder Approval. The Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of CYBX's outstanding common stock.


                                    SECTION 5

                                   Termination


       5.1 Termination of Agreement. This Agreement may be terminated as follows:

           (a) By the mutual consent of St. Jude and CYBX;

           (b) By St. Jude upon notice given to CYBX in the event that the conditions to closing set forth in Section 3 have not been satisfied by September 30, 1996; provided, however, that St. Jude may not terminate this Agreement where such failure is the result of acts of St. Jude which constitute a breach of St. Jude's obligations or covenants set forth in this Agreement or in the Merger Agreement; and

           (c) By CYBX as set forth in Section 6.2.

       5.2 Effects of Termination. In the event of a termination pursuant to Sections 5.1(a) or 5.1(b), neither party will have any further obligation to the other under or as a result of this Agreement. In the event of a termination pursuant to Section 5.1(c), the provisions of Section 6 shall apply. The provisions of this Section 5.2 shall survive any termination of this Agreement.


                                    SECTION 6

                       CYBX's Remedies for St. Jude Breach

       6.1 Breach. Unless waived in writing by CYBX, failure on the part of St. Jude to consummate the transactions contemplated by this Agreement by that date which is five business days following the satisfaction of the last of the conditions to closing set forth in Sections 3 and 4 to be satisfied shall constitute a material breach hereof by St. Jude.

       6.2 Remedies. In the event of a breach described in Section 6.1, CYBX may, at its option, terminate the Merger Agreement by giving notice thereof to St. Jude and in addition may further select one of the following remedies:

           (a) CYBX may seek specific performance hereunder, and St. Jude hereby agrees to waive and not assert any argument or defense to the effect that injunctive relief is not necessary or appropriate;

           (b) CYBX may terminate this Agreement, and, in recognition of the efforts and expenses expended and incurred by CYBX with respect to St. Jude, the opportunity that the Merger Agreement and this Agreement present to CYBX, and the potential intangible damage to the CYBX if this Agreement is breached by St. Jude, St. Jude hereby agrees to pay to CYBX, within five business days after demand by CYBX (which may be made at any time following termination pursuant to this Section 6.2(b)) by wire transfer of immediately available funds to an account designated by CYBX for such purpose, a termination fee (the "Termination Fee") equal to $3,500,000. In the event CYBX elects to pursue the remedy set forth in this Section 6.2(b), St. Jude hereby agrees to waive any argument or defense to the effect that the Termination Fee constitutes a penalty, improper measure of CYBX's damages or is otherwise an inappropriate method of compensating CYBX for the damages that would result from a breach as described in Section 6.1.

           (c) CYBX may pursue such other remedies as it may have at law or in equity.

       6.3 Other Breaches. In the event that St. Jude breaches this Agreement in any manner other than as set forth in Section 6.1, CYBX may pursue such remedies as it may have at law or in equity.

       6.4 Survival of Section. The provisions of this Section 6 shall survive any termination of this Agreement.


                                    SECTION 7

                                 Miscellaneous.

       7.1 Best Efforts. Each of CYBX and St. Jude shall use its best efforts to take all actions required under the HSR Act and under any law, rule or regulation adopted subsequent to the date hereto in order that CYBX may sell the Shares to St. Jude and St. Jude may purchase the Shares and to ensure that the conditions to a Closing set forth herein are satisfied as promptly as possible.

       7.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO CON TRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

       7.3 Survival. The representations and warranties in Section 2 of this Agreement shall survive any investigation made by St. Jude or CYBX and the Closing; provided that such representations and warranties shall not be construed so as to constitute representations and warranties concerning circumstances existing after the date of this Agreement except as provided in
Section 3.5.

       7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party provided, without the consent of CYBX, St. Jude may assign this Agreement to any wholly-owned subsidiary of St. Jude.

       7.5 Entire Agreement; Amendment. This Agreement and the other documents explicitly referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

       7.6 Notices and Dates. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

       (a) if to CYBX, to it at:

           Cyberonics, Inc.
           17448 Highway 3, Suite 100
           Webster, Texas 77598-4138
           Attention:  President

           with a copy to:

           Kenneth M. Siegel
           Wilson, Sonsini, Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304

       (b) if to St. Jude, to it at:

           St. Jude Medical, Inc.
           One Lillehei Plaza
           St. Paul, MN 55117

       with a copy addressed as set forth above but to the attention of: General Counsel.

       All such notices and communications shall be effective when received by the addressee. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

       7.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       7.8 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated; provided, however, that CYBX shall be entitled to reimbursement of the reasonable fees and expenses (including attorneys fees and expenses) incurred by it in connection with any action to enforce its rights under Section 6 hereof.

       7.9 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

       7.10 Publicity. St. Jude and CYBX shall not issue any press release concerning the transactions contemplated by this Agreement without the other party's reasonable prior written consent; provided, however, that either party may disclose the transaction or the terms hereof from time to time without the other party's approval if such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms hereof.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                    CYBERONICS, INC.


                                    By:   /s/ Robert P. Cummins
                                          ---------------------
                                          Robert P. Cummins
                                          President and Chief Executive Officer



                                     ST. JUDE MEDICAL, INC.


                                     By:   /s/ Ronald A. Matricaria
                                           ------------------------
                                           Name:    Ronald A. Matricaria
                                           Title:   President and
                                                    Chief Executive Officer



                         COMMON STOCK PURCHASE AGREEMENT

                            Dated as of April 8, 1996

                                     Between


                                Cyberonics, Inc.


                                       and


                             St. Jude Medical, Inc.


                                TABLE OF CONTENTS

                                                                       Page

 SECTION 1        Sale of Common Stock..................................-1-
          1.1     Sale of Common Stock..................................-1-
          1.2     Closing Date..........................................-1-
          1.3     Delivery..............................................-1-
          1.4     Legends...............................................-1-

 SECTION 2        Representations and Warranties........................-2-
          2.1     Representations and Warranties of CYBX................-2-
          2.2     Representations and Warranties of St. Jude............-2-

 SECTION 3        Conditions to Obligations of St. Jude.................-3-
          3.1     No Order Pending......................................-3-
          3.2     HSR Act...............................................-3-
          3.3     No Law Prohibiting or Restricting Transactions........-4-
          3.4     CYBX Stockholder Approval.............................-4-

 SECTION 4        Conditions to Obligations of CYBX.....................-4-
          4.1     No Order Pending......................................-4-
          4.2     HSR Act...............................................-4-
          4.3     No Law Prohibiting or Restricting Transactions........-4-
          4.4     CYBX Stockholder Approval.............................-4-

 SECTION 5        Termination...........................................-5-
          5.1     Termination of Agreement..............................-5-
          5.2     Effects of Termination................................-5-

 SECTION 6        CYBX's Remedies for St. Jude Breach...................-5-
          6.1     Breach................................................-5-
          6.2     Remedies..............................................-5-
          6.3     Other Breaches........................................-6-
          6.4     Survival of Section...................................-6-

 SECTION 7        Miscellaneous.........................................-6-
          7.1     Best Efforts..........................................-6-
          7.2     GOVERNING LAW.........................................-6-
          7.3     Survival..............................................-6-
          7.4     Successors and Assigns................................-6-
          7.5     Entire Agreement; Amendment...........................-6-
          7.6     Notices...............................................-7-
          7.7     Severability..........................................-7-
          7.8     Costs and Expenses....................................-7-
          7.9     No Third Party Rights.................................-7-
          7.10    Publicity.............................................-8-